Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

American Equity Investment Life Holding Company

Proxy Solicited by Board of Directors for Special Meeting of

Shareholders – [                ], 2023

Anant Bhalla, David S. Mulcahy and Mark A. Schuman, or any two of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of American Equity Investment Life Holding Company (“AEL”) to be held on [                ], 2023 or at any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner you direct on the reverse side. The Board of Directors recommends that you vote: (1) “FOR” the proposal to approve the Merger Agreement and the Transactions (Proposal 1: The Merger Proposal); (2) “FOR” the proposal to approve on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to AEL’s named executive officers in connection with the Merger (Proposal 2: The Compensation Proposal); and (3) “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (Proposal 3: The Adjournment Proposal).

If you sign this proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy “FOR” Proposals 1, 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held [                ], 2023.

The Joint Proxy Statement/Prospectus is available at:

http://viewproxy.com/americanequitySM/2023

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION	Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Proposals — The AEL Board has adopted the Merger Agreement and the Transactions and recommends a vote FOR proposals 1, 2 and 3.

1.     The Merger Proposal – To approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 4, 2023, by and among AEL, Brookfield Reinsurance Ltd. (“Parent”), Arches Merger Sub Inc. (“Merger Sub”), and, solely for the purposes set forth in the Merger Agreement, Brookfield Asset Management Ltd., and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into AEL, with AEL surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.     The Compensation Proposal – To approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to AEL’s named executive officers in connection with the Merger.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.     The Adjournment Proposal – To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN
Note: also includes authorization to transact such other business as may properly come before the meeting.

I plan on attending the meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

CONTROL NUMBER
Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

Internet voting is available through [                ] A.M. Central Daylight Time on [                ], 2023.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.AALvote.com/AEL	Call 1 (866) 804-9616

Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return
website. Follow the prompts to	card available when you call.	it in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.